Exhibit 4.1

AMENDMENT NO. 5 TO AMENDED AND RESTATED
LOAN AGREEMENT

This Amendment No. 5 to Amended and Restated Loan Agreement (this “Amendment”) dated as of August 18, 2004 is entered into among Palace Station Hotel & Casino, Inc., a Nevada corporation (“Palace”), Boulder Station, Inc., a Nevada corporation (“Boulder”), Texas Station, LLC, a Nevada limited liability company (“Texas”), Santa Fe Station, Inc., a Nevada corporation (“Santa Fe”), Sunset Station, Inc., a Nevada corporation (“Sunset”), Lake Mead Station Holdings, LLC, a Nevada limited liability company (“Lake Mead Holdings”), Lake Mead Station, Inc., a Nevada corporation (“Lake Mead”), Fiesta Station Holdings, LLC, a Nevada limited liability company (“Fiesta Holdings”), Fiesta Station, Inc., a Nevada corporation (“Fiesta”), Charleston Station, LLC, a Nevada limited liability company (“Charleston” and, collectively with Palace, Boulder, Texas, Santa Fe, Sunset, Lake Mead Holdings, Lake Mead, Fiesta Holdings and Fiesta, the “Borrowers”), Station Casinos, Inc. (“Parent”), and Bank of America, N.A., as Administrative Agent (“Administrative Agent”), with reference to the Amended and Restated Loan Agreement dated as of September 18, 2002 among the Borrowers, Parent, the Lenders party thereto, and the Administrative Agent (as amended, the “Loan Agreement”).  The Loan Agreement has previously been amended by amendments dated as of January 24, 2003, July 14, 2003, December 18, 2003 and March 19, 2004.  Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

AGREEMENT

The Borrowers, Parent and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section 12.2 of the Loan Agreement, hereby agree to amend the Loan Agreement as follows:

1.             Section 1.1 - Defined Terms (Aggregate Basket).  The definition of Aggregate Basket contained in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

                “Aggregate Basket” means $800,000,000 minus the aggregate amount of the liabilities required by Generally Accepted Accounting Principles to be quantified on the combined balance sheet of Parent and its Subsidiaries in respect of Support Agreements (excluding in such combination for this purpose, the Person for whose benefit the Support Agreement has been executed).

2.             Section 2.4(a) — Letters of Credit.  Section 2.4(a) of the Loan Agreement is hereby amended so that the limit on the Aggregate Effective Amount under all outstanding Letters of Credit is increased from $10,000,000 to $25,000,000.

3.             Section 7.16 — Basket Expenditures.  Section 7.16 of the Loan Agreement is hereby amended to read in full as follows:

                7.16         Basket Expenditures.  Make or commit to make any Basket Expenditure in any Fiscal Year if, giving effect thereto, the aggregate Basket Expenditures made or committed to be made following January 1, 2004 (other than Red Rock Capital Expenditures) would exceed the Aggregate Basket, provided that prior to the Red Rock Completion Date, the aggregate amount of Basket Expenditures (other than Red Rock Capital Expenditures) shall not exceed $600,000,000.

4.             Conditions Precedent to Amendment.  The effectiveness of this Amendment is conditioned upon receipt by the Administrative Agent of the following:

(a)           Counterparts of this Amendment executed by all parties hereto;

(b)           written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof, substantially in the form of Exhibit A hereto;

(c)           Written consent of the Requisite Lenders as required under Section 12.2 of the Loan Agreement, substantially in the form of Exhibit B hereto; and

(d)           Such other assurances as the Administrative Agent may reasonably require.

5.             Representations and Warranties.  Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing.

6.             Consent of Parent.  The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment.

7.             Confirmation.  In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

8.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of California.

9.             Counterparts.  This Amendment may be executed in any number of counterparts each of which, when taken together, will be deemed to be a single instrument.

(signature page follows)

IN WITNESS WHEREOF, Parent, the Borrowers and the Administrative Agent have executed this Amendment as of the date first above written by their duly authorized representatives.

STATION CASINOS, INC.
BOULDER STATION, INC.
LAKE MEAD STATION, INC.
PALACE STATION HOTEL & CASINO, INC.
SANTA FE STATION, INC.
SUNSET STATION, INC.
FIESTA STATION, INC.
FIESTA STATION HOLDINGS, LLC
LAKE MEAD STATION HOLDINGS, LLC
TEXAS STATION, LLC (By: STATION CASINOS, INC., its member) and
CHARLESTON STATION, LLC

By:	/s/ Glenn C. Christenson

Glenn C. Christenson, acting for the foregoing as:
(i) Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of Station Casinos, Inc.;
(ii) Manager of Fiesta Station Holdings, LLC, Lake Mead
Station Holdings, LLC, and Charleston Station, LLC; and
(iii) Senior Vice President and Treasurer of each of the other Borrowers

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit A

CONSENT OF SIBLING GUARANTORS

Reference is hereby made to that certain Amended and Restated Loan Agreement dated as of September 18, 2002 among Palace Station Hotel & Casino, Inc., a Nevada corporation (“Palace”), Boulder Station, Inc., a Nevada corporation (“Boulder”), Texas Station, LLC, a Nevada limited liability company (“Texas”), Santa Fe Station, Inc., a Nevada corporation (“Santa Fe”), Sunset Station, Inc., a Nevada Corporation (“Sunset”), Lake Mead Station Holdings, LLC, a Nevada limited liability company (“Lake Mead Holdings”), Lake Mead Station, Inc., a Nevada corporation (“Lake Mead”), Fiesta Station Holdings, LLC, a Nevada limited liability company (“Fiesta Holdings”), Fiesta Station, Inc., a Nevada corporation (“Fiesta”) and Charleston Station, LLC, a Nevada limited liability company (“Charleston” and, collectively with Palace, Boulder, Texas, Santa Fe, Sunset, Lake Mead Holdings, Lake Mead, Fiesta Holdings and Fiesta, the “ Borrowers”), Station Casinos, Inc. (“Parent”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, (as amended, the “Loan Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

Each of the undersigned hereby consents to the execution, delivery and performance by Parent and the Borrowers of Amendment No. 5 to the Loan Agreement.

Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that the Sibling Guaranty remains in full force and effect in accordance with its terms.

Dated:   August 18, 2004

TROPICANA STATION, INC.
GV RANCH STATION, INC.
GREEN VALLEY STATION, INC.
DURANGO STATION, INC.
STATION HOLDINGS, INC.
PALMS STATION, LLC
SUNSET STATION LEASING COMPANY, LLC (By: STATION CASINOS, INC., its member)
TOWN CENTER STATION, LLC (formerly known as RED ROCK STATION HOLDINGS, LLC)
CHARLESTON STATION, INC.
RANCHO STATION, LLC (By: STATION CASINOS, INC., its manager)

By:	/s/ Glenn C. Christenson

                Glenn C. Christenson, acting as:
                (i)  Senior Vice President, Chief Financial Officer and Treasurer of Tropicana Station, Inc. and GV Ranch Station, Inc.;
                (ii) Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Green Valley Ranch Station, Inc.;
                (iii)  President and Treasurer of Durango Station, Inc. and Station Holdings, Inc.;
                (iv) Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of Station Casinos, Inc.;
                (v)   President, Treasurer and Assistant Secretary of Palms Station, LLC and Charleston Station, Inc.; and
                (vi)  Manager of Town Center Station, LLC

VISTA HOLDINGS, LLC

By:	/s/ Richard Haskins
Richard Haskins,
Manager

Exhibit B

CONSENT OF LENDER

Reference is hereby made to that certain Amended and Restated Loan Agreement dated as of September 18, 2002 among Palace Station Hotel & Casino, Inc., a Nevada corporation (“Palace”), Boulder Station, Inc., a Nevada corporation (“Boulder”), Texas Station, LLC, a Nevada limited liability company (“Texas”), Santa Fe Station, Inc., a Nevada corporation (“Santa Fe”), Sunset Station, Inc., a Nevada Corporation (“Sunset”), Lake Mead Station Holdings, LLC, a Nevada limited liability company (“Lake Mead Holdings”), Lake Mead Station, Inc., a Nevada corporation (“Lake Mead”), Fiesta Station Holdings, LLC, a Nevada limited liability company (“Fiesta Holdings”), Fiesta Station, Inc., a Nevada corporation (“Fiesta”) and Charleston Station, LLC, a Nevada limited liability company (“Charleston” and, collectively with Palace, Boulder, Texas, Santa Fe, Sunset, Lake Mead Holdings, Lake Mead, Fiesta Holdings and Fiesta, the “ Borrowers”), Station Casinos, Inc. (“Parent”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, (as amended, the “Loan Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

The undersigned Lender hereby consents to the execution and delivery of Amendment No. 5 to Amended and Restated Loan Agreement, by the Administrative Agent on its behalf, substantially in the form of the most recent draft presented to the undersigned Lender.

Dated:  August ___ , 2004

[Name of Lender]

By:
Name:
Title: